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                                                                    Exhibit 10.4
                                    AMENDMENT

                                      OF A

                                      LEASE


Dated:   April 1, 1995

BETWEEN: THE MANUFACTURERS LIFE INSURANCE COMPANY SUCCESSOR BY AMALGAMATION OF NORTH AMERICAN LIFE ASSURANCE CO. AND THE MANUFACTURERS LIFE INSURANCE COMPANY EFFECT JANUARY 1, 1996

            and

            MEDIA SYNERGY INC. (LESSEE)

FOR: Approximately 5,584 sq.ft. on the second floor of Building C the Ontario Design Centre
         260 King Street East,

Amended November 6, 1996, save and except for the below changes, the existing lease shall remain in full force and effect.

1. The Landlord agrees that upon expiration of the term of the Subtenant's Lease Agreement with Alliance for Converging Technologies, 31st July, 2001, the Subtenant shall have an extension of a lease for the premises, it will observe, comply with and perform all terms, conditions and covenants in the Lease and perform all obligations of any kind whatsoever in the Lease as and when the same are due to be performed by the Tenant pursuant to the terms of the Lease, except for the basic net rental rate will be $11.00 net per square foot until November 30, 2001.

DATED at Toronto, this 10th day of August, 1999.

Signed, Sealed and                            MEDIA SYNERGY INC.
Delivered in the presence of:
                                              per:

 /s/ Judy Lucas                                /s/ Martha Miller
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Signed, Sealed and                            The Manufacturers Life Insurance
Delivered in the presence of:                 Company
                                              per:

 /s/ Judy Lucas                                /s/ Ron Meanchoff
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